Exhibit 10.8

FORM OF

BUSINESS ALLIANCE AGREEMENT

by and between

LAZARD GROUP LLC

and

LFCM HOLDINGS LLC

Dated as of                              , 2005

EXHIBIT A – Alliance Managers

EXHIBIT B – Members of the Underwriting Committee

SCHEDULES

-i-

BUSINESS ALLIANCE AGREEMENT

This BUSINESS ALLIANCE AGREEMENT (this “Agreement”), dated as of                 , 2005, is made and entered into by and between Lazard Group LLC, a Delaware limited liability company (“Lazard Group”), and LFCM Holdings LLC, a Delaware limited liability company (“LFCM Holdings”). Lazard Group and LFCM Holdings are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.  Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement (as defined herein).

RECITALS

WHEREAS, Lazard Group and LFCM Holdings have entered into a certain Master Separation Agreement, dated as of the date hereof (as it may be amended from time to time, the “Separation Agreement”), which sets forth the principal corporate transactions required to effect the separation of Lazard Group’s businesses into two separate companies and to recapitalize Lazard Group through a series of transactions; and

WHEREAS, pursuant to the provisions of the Separation Agreement, from and after the consummation of the Separation as provided in the Separation Agreement, (a) the LFCM Companies will be engaged in the LFCM Businesses, (b) the Lazard Group Companies will be engaged in the Lazard Group Businesses, (c) the LFCM Companies will own and control the LFCM Assets and assume and be responsible for the LFCM Liabilities, and (d) the Lazard Group Companies will own and control the Lazard Group Assets and retain and be responsible for the Lazard Group Liabilities; and

WHEREAS, Section 2.6(a) of the Separation Agreement provides that, after the Contribution and prior to the First Distribution, each of Lazard Group and LFCM Holdings shall enter into this Agreement, which is the Business Alliance Agreement referred to in the Separation Agreement; and

WHEREAS, the Parties desire to enter into this Agreement to set forth the terms of their agreement regarding certain business alliances, arrangements, understandings and relationships between them and among the other members of each of their respective Groups following the completion of the Separation (the “Alliance”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any specified person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

“Capital Support” means, with respect to any Fund, committing at least an amount of funds sufficient to pay the capital commitment of the general partner or similar managing entity required by investors of such Fund at the applicable time and places.

“Change of Control” means, with respect to any person (the “Target Person”), the consummation of any transaction or series of related transactions involving: (i) any purchase or acquisition (whether by way of merger, share exchange, consolidation, business combination, consolidation or similar transaction or otherwise) by another person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of persons, other than any Affiliate of the Target Person prior to such transaction or series of transactions (an “Acquiring Person”), of either (A) the majority of the securities entitled to elect the board of directors or equivalent governing body of the Target Person, (B) the majority of the limited liability company interests or limited partnership interests of the Target Person, (C) the general partnership interest or managing member interest of the Target Person, or (D) all or substantially all of the assets of the Target Person; or (ii) any sale, lease, exchange, transfer, license or disposition of a majority of the assets of the Target Person and its Subsidiaries, taken together as a whole, to an Acquiring Person; provided, however, that (x) any sale, transfer or disposition of all of the outstanding limited liability company interests in LAI North America to Lazard Group pursuant to the exercise of the North American Option shall not be deemed to be a Change of Control of LFCM Holdings, LAI Holdings, LAI North America or any Subsidiary of LAI North America and (y) any sale, transfer or disposition of all of the outstanding limited liability company interests in LAI Europe to Lazard Group pursuant to the exercise of the European Option shall not be deemed to be a Change of Control of LFCM Holdings, LAI Holdings, LAI Europe or any Subsidiary of LAI Europe.

“Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means, with respect to any person, any Affiliate of such person Controlled by such person or any Subsidiary of such person.

“Equity Rights” means any securities, options, warrants, calls, rights, conversion rights, preemptive rights, rights of first refusal, redemption rights, repurchase rights, plans, “tag-along” or “drag-along” rights, commitments, agreements, arrangements or undertakings.

“European Competitive Business” means the management, sponsorship or formation of private alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated investments in companies or entities primarily doing business in Europe; provided, however, that the term “European Competitive Business” shall not include (a) any business or activity conducted by Lazard Group or any of its Subsidiaries immediately after the Separation or conducted by Wasserstein & Co., L.P. or (b) any business or activity that is primarily conducted in France.

“European Merchant Banking Business” means (a) the management, sponsorship or formation of private alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated investments in companies or entities primarily doing business in Europe.

“Financial Advisory Opportunity” means any opportunity to provide financial advisory and investment banking services or asset management services (other than any services within the scope of the North American Merchant Banking Business or the European Merchant Banking Business); provided, however, that for purposes of clarity, the term “Financial Advisory Opportunity” shall not include underwriting and/or public distribution of equity, debt or convertible securities.

“Fund” means any fund or similar investment vehicle through which commingled capital is managed, including any co-investment vehicle, alternative investment vehicle, side-by-side vehicle or managed accounts incidental thereto; provided, however, that the term “Fund” shall not include any investment of the foregoing or any portfolio company of the foregoing.

“Lazard Competitive Business” means any business of the type or nature engaged in or operated by Lazard Group and the Lazard Group Companies; provided, however, that the term “Lazard Competitive Business” shall not include (a) the North American Merchant Banking Business, (b) the European Merchant Banking Business or (c) the Capital Markets Business; provided, further, however, that the term “Lazard Competitive Business” shall include (i) the North American Merchant Banking Business as of and if the North American Closing shall have occurred; and (ii) the European Merchant Banking Business as of and if the Europe Closing shall have occurred.

“Lazard Group Representative” means                 ; provided, however, that Lazard Group shall have the right to add or remove any Lazard Group Representative by providing LFCM Holdings with at least 5 Business Days’ prior written notice.

“LFCM Representative” means                 ; provided, however, that LFCM Holdings shall have the right to add or remove any LFCM Representative by providing Lazard Group with at least 5 Business Days’ prior written notice.

“License Agreement” means that certain License Agreement, dated as of the date hereof, by and among Lazard Strategic Coordination Company LLC, Lazard Frères & Co. LLC, Lazard Frères S.A.S., Lazard & Co., Holdings Limited and LFCM Holdings LLC.

“Non-Compete Term” means the later of (a) the expiration or termination of the Alliance Term, (b) the expiration of the North American Option, (c) the North American Closing, (d) the expiration of the European Option, (e) the European Closing or (f) the termination or revocation of all of the Lazard Licenses (as defined in the License Agreement).

“North America” means the United States, Canada, Bermuda and the Cayman Islands.

“North American Competitive Business” means the management, sponsorship or formation of private alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated investments in companies, real estate, or loans relating to real estate, in each case primarily doing business in North America; provided, however, that the term “North American Competitive Business” shall not include any business or activity conducted by Lazard Group or any of its Subsidiaries immediately after the Separation or conducted by Wasserstein & Co., L.P.

“North American Merchant Banking Business” means (a) the management, sponsorship or formation of private alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated investments in companies, entities, real estate or loans relating to real estate, primarily doing business in North America.

“Revenue” means all fees, compensation, commissions and similar payments, including, without limitation, engagement fees, transaction and “success” fees, “break up” fees, referral fees, commitment fees, management fees, underwriting fees, selling concessions and other derivative fees; provided that the amount of any such Revenue shall be reduced by the aggregate amount of out-of-pocket costs and expenses (including reasonable attorneys’ fees) reasonably incurred by any LFCM Company or any Lazard Group Company in connection with the activities described in Sections 2.2(a) and 2.2(b).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any person, any corporation, limited liability company, company, partnership, trust, association or other legal entity or organization of which such person (either directly or through one or more Subsidiaries of such person) (a) owns, directly or indirectly, a majority of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization, or (b) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization or (2) Control of such corporation, limited liability company, partnership, trust, association or other legal entity or organization; provided, however, that “Subsidiary” shall not include any Fund or any investment or portfolio company of any Fund.

“Underwriting and Distribution Opportunity” means the underwriting and/or public distribution of equity, debt or convertible securities in the United States and/or the United Kingdom.

Section 1.2 General. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the word “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise;

(c) the words “including”, “includes”, “included” and “include” are deemed to be followed by the words “without limitation”;

(d) the terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(f) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II

ALLIANCE

Section 2.1 Alliance Management.

(a) Alliance Managers. Each Party shall name one or more representatives to be its Alliance manager for this Agreement (collectively, the “Alliance Managers”). The initial Alliance Managers for each Party are listed in Exhibit A hereto. Either Party may replace any of its Alliance Managers at its sole discretion at any time upon reasonable advance notice to the other.

(b) Meetings. Meetings of the Alliance Managers shall be held from time to time as agreed by the Alliance Managers and shall occur at least annually. Such meetings may be conducted either in person, by video conference or by telephone.

(c) Responsibilities. The Alliance Managers shall be responsible for engaging the appropriate representatives of their respective companies to facilitate the ability of the Parties to meet their obligations hereunder. The responsibilities of the Alliance Managers shall include, but shall not be limited to, the following:

(i) Overall management of the collaborative Alliance of the Parties as contemplated by this Agreement and the Separation Agreement; and

(ii) Providing a forum for the expeditious resolution of conflicts or disputes between or among the Parties and/or other members of each Group arising out of this Agreement.

Section 2.2 Lazard Group Referral Agreement.

(a) Lazard Group Referrals. If Lazard Group or any Lazard Group Company becomes aware of any Underwriting and Distribution Opportunity through its activities in the Lazard Competitive Business, and seeks or plans to seek to participate in such Underwriting and Distribution Opportunity, the Lazard Group Representative shall deliver notice (a “Lazard Referral Notice”) to LFCM Representative informing LFCM Holdings of such Underwriting and Distribution Opportunity and offering to refer such Underwriting and Distribution Opportunity to LFCM Holdings, subject in each case to applicable law, the applicable client’s consent, any existing contractual or fiduciary obligations of any Lazard Group Company and the arrangements set forth on Schedule 2.2(a). During the period beginning on the date of receipt by the LFCM Representative of the Lazard Referral Notice and expiring on the date (the “Lazard Referral Expiration Date”) that is ten (10) Business Days thereafter, LFCM Holdings shall have the right to participate with Lazard Group in seeking such Underwriting and Distribution Opportunity with Lazard Group by having the LFCM Representative deliver notice (the “LFCM Acceptance Notice”) to the Lazard Group Representative of such decision, subject in each case to applicable law, the applicable client’s consent and any existing contractual or fiduciary obligations of any Lazard Group Company. Lazard Group shall not, and shall cause the Lazard Group Companies not to, refer any Underwriting and Distribution Opportunity to any person other than an LFCM Company unless (i) otherwise requested by the applicable client or required by any existing contractual obligation or fiduciary obligation, (ii) LFCM Holdings shall not accept the offer set forth in the Lazard Referral Notice or (iii) the LFCM Representative shall fail to deliver an LFCM Acceptance Notice to the Lazard Group Representative on or prior to the Lazard Referral Expiration Date. For purposes of clarity, nothing in this Agreement shall require any LFCM Company to effect or participate in any underwriting or public distribution of equity, debt or convertible securities in respect of any Underwriting and Distribution Opportunity.

(b) Assistance. If the applicable client agrees to engage any LFCM Company in any Underwriting and Distribution Opportunity referred to it by Lazard Group pursuant to Section 2.2(a) (each, a “Lazard Referred Opportunity”), Lazard Group shall, or shall cause the appropriate Lazard Group Company, to provide commercially reasonable assistance with respect to due diligence and other customary corporate finance activities, consistent with past practice, to such LFCM Company in connection with such Underwriting and Distribution Opportunity; provided, however, that no Lazard Group Company shall be obligated to provide financing or to lend any funds to any LFCM Company, or guarantee any obligations or otherwise place any of its capital at risk, in connection therewith or take such actions that in its view could reasonably be expected to result in an adverse regulatory or other risk to such Lazard Group Company or violate any applicable law.

(c) Referral Fee; Expense Reimbursement. In consideration of the referrals described in Section 2.2(a) and any assistance described in Section 2.2(b), LFCM Holdings shall (i) pay to Lazard Group a fee (the “Lazard Referral Fee”) equal to one-half of the aggregate Revenue paid by a Client in respect of a Lazard Referred Opportunity; and (ii) reimburse Lazard Group for all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by any Lazard Group Company in connection with the activities described in Sections 2.2(a) and 2.2(b) (the “Unreimbursed Lazard Referral Expenses”).

(d) Payment. LFCM Holdings shall pay to Lazard Group the Lazard Referral Fee and Unreimbursed Lazard Referral Expenses by wire transfer of immediately available funds in United States dollars to an account specified by Lazard Group promptly (and in no event later than five (5) Business Days) after any LFCM Company is paid the Revenue by a Client in respect of a Lazard Referred Opportunity.

(e) Underwriting Committee. The Parties agree to establish an underwriting committee (the “Underwriting Committee”), which shall be comprised of an even number of members and have at least four (4) members. Half of the members of the Underwriting Committee shall be appointed by LFCM Holdings and the other half of the members of the Underwriting Committee shall be appointed by Lazard Group. The initial members on the Underwriting Committee are listed in Exhibit B hereto. Each of LFCM Holdings and Lazard Group may at any time and for any reason or no reason replace or remove any member appointed by LFCM Holdings or Lazard Group, respectively. Notwithstanding anything to the contrary set forth in Section 2.2(a), (b), (c) or (d), no LFCM Company shall have the right to undertake or engage or participate in any underwriting or distribution of equity, debt or convertible securities without the prior approval of at least two-thirds of the members on the Underwriting Committee.

(f) Release. LFCM Holdings hereby releases, on behalf of itself and each LFCM Company, each Lazard Group Company and each of its Subsidiaries or Affiliates or any of its, its Subsidiary’s or its Affiliate’s, employees, agents, members, managers, officers and directors (together, the “Lazard Indemnitees”) from and against any and all claims, demands, complaints, liabilities, losses, damages, costs and expenses (collectively, “Damages”) arising from, relating to or in connection with the provision of any assistance by any Lazard Group Company pursuant to Section 2.2(b), except to the extent that such Damages were caused by acts or omissions of such Lazard Indemnitee, which acts or omissions are finally determined by a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such Lazard Indemnitee, in which case, such Lazard Indemnitee shall not be entitled to the benefits of this Section 2.2(f) to the extent that such Damages were caused by such gross negligence or willful misconduct.

(g) Indemnity. LFCM Holdings hereby agrees to indemnify, defend and hold harmless the Lazard Indemnitees from and against any and all Damages arising from, relating to or in connection with any demand, claim, proceeding or complaint by a third party (each, a “Third-Party Claim”) in respect of the underwriting and/or public distribution of equity, debt or convertible securities related to any Underwriting and Distribution Opportunity, except to the extent that such Damages were caused by acts or omissions of such Lazard Indemnitee, which acts or omissions are finally determined by a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such Lazard Indemnitee, in which case, such Lazard Indemnitee shall not be entitled to the benefits of this Section 2.2(g) to the extent that such Damages were caused by such gross negligence or willful misconduct.

Section 2.3 LFCM Holdings Referral Agreement. If LFCM Holdings or any LFCM Company becomes aware of or has any Financial Advisory Opportunity, the LFCM Representative shall deliver notice (a “LFCM Referral Notice”) to the Lazard Group Representative informing Lazard Group of such Financial Advisory Opportunity and offering to refer such Financial Advisory Opportunity to Lazard Group, subject in each case to applicable law, the applicable client’s consent and any existing contractual or fiduciary obligations of any LFCM Company. During the period beginning on the date of receipt by the Lazard Group Representative of the LFCM Referral Notice and expiring on the date (the “LFCM Referral Expiration Date”) that is ten (10) Business Days thereafter, Lazard Group shall have the right to accept such Financial Advisory Opportunity by having the Lazard Group Representative deliver notice (the “Lazard Acceptance Notice”) to the Lazard Group Representative of such decision, subject in each case to applicable law, the applicable client’s consent and any existing contractual or fiduciary obligations of any LFCM Company. LFCM Holdings shall not, and shall cause the LFCM Companies not to, refer any Financial Advisory Opportunity to any person other than a Lazard Group Company unless (i) otherwise requested by the applicable client or required by any existing contractual obligation or fiduciary obligation, (ii) Lazard Group shall not accept the offer set forth in the LFCM Referral Notice or (iii) the Lazard Group Representative shall fail to deliver a Lazard Acceptance Notice to the LFCM Representative on or prior to the LFCM Referral Expiration Date. For purposes of clarity, nothing in this Agreement shall require any Lazard Group Company to accept, effect or participate in any Financial Advisory Opportunity.

Section 2.4 Brokerage Accounts and Transactions. As long as Lazard Capital Markets LLC (“LCM”) shall be a Controlled Subsidiary of LFCM Holdings, Lazard Group agrees to use its commercially reasonable efforts to cause: (i) Lazard Frères & Co. LLC (“LF&Co”) and its Subsidiaries to maintain proprietary and employee accounts at LCM on the same terms and conditions as of the date hereof (and LFCM Holdings shall cause LCM to maintain proprietary and employee accounts at LCM on such terms and conditions); (ii) Lazard Asset Management Securities LLC (“LAM Securities”) to enter into and maintain a clearing agreement with LCM pursuant to which LAM Securities will introduce customer accounts and transactions to LCM; and (iii) Lazard Asset Management LLC (“LAM”) to refer customer accounts and transactions to LCM in accordance with applicable law, rules and regulation and customer agreements. LCM shall not be obligated to accept any account or transaction referred by LF&Co, LAM or LAM Securities, and Lazard Group shall not be obligated to comply with this Section 2.4, if prohibited by applicable law, rule or regulation. Upon the request of Lazard Group, LFCM Holdings shall cause LCM to provide all information relating to any proprietary and employee account at LCM described in clause (i) of this Section 2.4 if, in the opinion of Lazard Group, such information is necessary to comply with applicable law or regulation. The allocation of fees and costs for such services shall be set forth on Schedule 2.4.

Section 2.5 Alliance Term. Unless earlier terminated by either Party as permitted under the provisions of this Agreement, the obligations set forth in this Article II shall commence on the date hereof and shall continue for five (5) years thereafter (the “Alliance Term”); provided, however, that the Alliance Term shall automatically renew for successive 1-year terms unless either party elects otherwise by providing the other party with prior written notice delivered no later than 150 days prior to the end of such term and no earlier than 210 days prior to the end of such term.

Section 2.6 Termination of Alliance.

(a) The Alliance Term may be terminated for cause by either Party if the other Party is in breach of any of its material obligations under this Article II and fails to remedy such breach within thirty (30) days of receipt by the other Party of a written notice from the non-breaching Party that specifies the material breach.

(b) In addition, either Party may terminate the Alliance Term, which termination shall occur immediately after written notice of such termination is delivered to the other Party, if:

(i) the non-terminating Party or any significant Subsidiary of such Party shall make an assignment for the benefit of creditors;

(ii) the non-terminating Party or any significant Subsidiary of such Party shall petition or apply to any tribunal for the appointment of a trustee or receiver of it, or of any substantial part of its assets, or commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

(iii) any bankruptcy, insolvency, receivership or similar petition or application is filed, or any proceedings are commenced against the non-terminating Party or any significant Subsidiary of such Party and the non-terminating Party or any significant Subsidiary of such Party by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, adjudicating the non-terminating Party bankrupt or insolvent, or approving the petition in any such proceedings and such order remains unstayed or undischarged for more than sixty (60) days; or

(iv) any order is entered in any proceedings against the non-terminating Party or any significant Subsidiary of such Party decreeing the dissolution of the non-terminating Party or such significant Subsidiary and such order remains unstayed or undischarged for more than sixty (60) days.

(c) Either Party may terminate the Alliance Term, upon written notice delivered within 90 days of the occurrence of a Change of Control of either Party. Such written notice shall specify the time and date of such termination (or, if not specified, such termination shall be effective 10 days after the delivery of such notice). The Party undergoing the Change of Control shall use its reasonable best efforts to notify the other Party of such event at the earliest time that it is legally permitted and practically able to do so.

Section 2.7 Effect of Termination of Alliance Term. Upon any expiration or earlier termination of the Alliance Term and the obligations of the Parties under this Article II, the rights and obligations of the Parties under Article II shall terminate, except for the rights and obligations under Sections 2.2(c), 2.2(d), 2.2(f) and 2.2(g) and any claims or causes of actions of the Parties with respect to material breaches of this Article II prior to the effective time of such termination, which shall survive such termination.

ARTICLE III

OPTIONS TO PURCHASE

Section 3.1 Option to Purchase LAI North America. Lazard Group shall have the right and option, to be exercised at any time on or prior to the nine-year anniversary of the date hereof and in Lazard Group’s sole and absolute discretion, to purchase and acquire all of the outstanding limited liability company interests in Lazard Alternative Investments LLC, a Delaware limited liability company (“LAI North America”), for an aggregate purchase price of eight million dollars (U.S. $8,000,000) (the “North American Option”). To exercise the North American Option, Lazard Group shall deliver a written notice (the “North American Option Notice”) to LFCM Holdings setting forth (a) that Lazard Group is exercising the North American Option and (b) the date, time and location of the purchase and sale of all of the outstanding limited liability company interests of LAI North America pursuant to the exercise of the North American Option; provided, however, that such date shall be at least 45 Business Days after the North American Option Notice is delivered to LFCM Holdings.

Section 3.2 Closing of the Purchase and Sale of LAI North America.

(a) The closing of the purchase and sale of all of the outstanding limited liability company interests of LAI North America pursuant to the exercise of the North American Option (the “North America Closing”) shall be held on the date and at the time and location designated in the North American Option Notice, or as otherwise mutually agreed by Lazard Group and LFCM Holdings; provided, however, that the North America Closing shall not occur until the purchase and sale of all of the outstanding limited liability company interests of LAI North America as contemplated by this Agreement shall not (a) be prohibited by applicable law or (b) require any material consent that has not been obtained, unless Lazard Group shall waive the receipt of such material consent.

(b) If the North American Option is exercised, each party shall use reasonable best efforts to effectuate the purchase and sale of all of the outstanding limited liability company interests of LAI North America, including (i) promptly making all registrations and filings with, and obtaining all necessary consents from, all governmental authorities and taking all reasonable steps as may be necessary or advisable to obtain an approval or waiver from all applicable governmental authorities, (ii) promptly taking such steps to obtain all required third-party consents for the transaction and (iii) the duly approved and authorized prompt execution and delivery of such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested to effectuate the purchase and sale.

(c) At the North America Closing, LFCM Holdings shall deliver to Lazard Group or its designated Subsidiaries (i) all duly approved and authorized instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested by Lazard Group to effectuate the transfer of all of LFCM Holdings’ and its Subsidiaries’ right, title and interest in, to and under all of the outstanding limited liability company interests in LAI North America, free and clear of all Liens (other than any restrictions on transfer under the Securities Act), (ii) a certificate, dated as of the Closing, as to the non-foreign status of LFCM Holdings, in the form of Exhibit A hereto, as well as any applicable state or local withholding certificate reasonably requested by Lazard Group, (iii) an agreement, executed by LFCM Holdings and Lazard Group and in form reasonably acceptable to LFCM Holdings and Lazard Group, whereby (A) LFCM Holdings shall represent and warrant to Lazard Group that (w) it is duly organized, validly existing, has the necessary corporate or limited liability company power and authority to consummate the subject transactions and requires no consents other than those set forth on a schedule to such agreement, (x) immediately after the North America Closing, Lazard Group or its designated Subsidiary shall own all of the outstanding limited liability company interests in LAI North America, free and clear of all Liens, other than any Liens created by Lazard Group or its Subsidiaries upon acquisition of such interests and other than any restrictions on transfer under the Securities Act, (y) all of the North American Merchant Banking Business of LFCM Holdings and its Subsidiaries shall have been conducted solely within LAI North America and its Subsidiaries and the Funds managed by LAI North America or its Subsidiaries and (z) it has complied with all of its covenants set forth in this Agreement to the extent relating to or affecting the North American Merchant Banking Business; (B) Lazard Group shall represent and warrant to LFCM Holdings that it is duly organized, validly existing, has the necessary corporate or limited liability company power and authority to consummate the subject transactions; (C) LFCM Holdings shall agree to indemnify Lazard Group, its affiliates, representatives and successors for any Losses to the extent resulting from a breach of LFCM Holdings’ representations, warranties or covenants set forth in such agreement (including for any liability or obligation of LAI North America or any of its Subsidiaries that is not primarily related to the North American Merchant Banking Business); and (D) Lazard Group shall agree to indemnify LFCM Holdings, its affiliates, representatives and successors for any Liabilities to the extent resulting from a breach of Lazard Group’s representations, warranties or covenants set forth in such agreement.

(d) At the North America Closing, and in consideration of the agreement and deliveries set forth in Section 3.2(c), Lazard Group shall deliver to LFCM Holdings, by wire transfer to an account designated by LFCM Holdings, an amount in immediately available funds equal to eight million dollars (U.S. $8,000,000).

Section 3.3 Option to Purchase LAI Europe. Lazard Group shall have the right and option, to be exercised at any time on or prior to the nine-year anniversary of the date hereof and in Lazard Group’s sole and absolute discretion, to purchase and acquire all of the outstanding limited liability company interests in Lazard Alternative Investments (Europe) Limited, a U.K. private limited company (“LAI Europe”), for an aggregate purchase price of two million dollars (U.S. $2,000,000) (the “European Option”). To exercise the European Option, Lazard Group shall deliver a written notice (the “European Option Notice”) to LFCM Holdings setting forth (a) that Lazard Group is exercising the European Option and (b) the date, time and location of the purchase and sale of all of the outstanding limited liability company interests of LAI

Europe pursuant to the exercise of the European Option; provided, however, that such date shall be at least 45 Business Days after the European Option Notice is delivered to LFCM Holdings.

Section 3.4 Closing of the Purchase and Sale of LAI Europe.

(a) The closing of the purchase and sale of all of the outstanding limited liability company interests of LAI Europe pursuant to the exercise of the European Option (the “Europe Closing”) shall be held on the date and at the time and location designated in the European Option Notice, or as otherwise mutually agreed by Lazard Group and LFCM Holdings; provided, however, that the Europe Closing shall not occur until the purchase and sale of all of the outstanding limited liability company interests of LAI Europe as contemplated by this Agreement shall not (a) be prohibited by applicable law or (b) require any material consent that has not been obtained, unless Lazard Group shall waive the receipt of such material consent.

(b) If the European Option is exercised, each party shall use reasonable best efforts to effectuate the purchase and sale of all of the outstanding limited liability company interests of LAI Europe, including (i) promptly making all registrations and filings with, and obtaining all necessary consents from, all governmental authorities and taking all reasonable steps as may be necessary or advisable to obtain an approval or waiver from all applicable governmental authorities, (ii) promptly taking such steps to obtain all required third-party consents for the transaction and (iii) the duly approved and authorized prompt execution and delivery of such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested to effectuate the purchase and sale.

(c) At the Europe Closing, LFCM Holdings shall deliver to Lazard Group or its designated Subsidiaries (i) all duly approved and authorized instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested by Lazard Group to effectuate the transfer of all of LFCM Holdings’ and its Subsidiaries’ right, title and interest in, to and under all of the outstanding limited liability company interests in LAI Europe, free and clear of all Liens (other than any restrictions on transfer under the Securities Act), (ii) a certificate, dated as of the Closing, as to the non-foreign status of LFCM Holdings, in the form of Exhibit A hereto, as well as any applicable state or local withholding certificate reasonably requested by Lazard Group, (iii) an agreement, executed by LFCM Holdings and Lazard Group and in form reasonably acceptable to LFCM Holdings and Lazard Group, pursuant to which (A) LFCM Holdings shall represent and warrant to Lazard Group that (w) it is duly organized, validly existing, has the necessary corporate or limited liability company power and authority to consummate the subject transactions and requires no consents other than those set forth on a schedule to the agreement, (x) immediately after the Europe Closing, Lazard Group or its designated Subsidiary shall own all right, title and interest in, to and under all of the outstanding limited liability company interests in LAI Europe, free and clear of all Liens, other than any Liens created by Lazard Group or its Subsidiaries upon acquisition of such interests and other than any restrictions on transfer under the Securities Act, (y) all of the European Merchant Banking Business of LFCM Holdings and its Subsidiaries shall have been conducted solely within LAI Europe and its Subsidiaries and the Funds managed by LAI Europe or its Subsidiaries and (z) it has complied with all of its covenants set forth in this Agreement to the extent relating to or affecting the European Merchant Banking Business; (B) Lazard Group shall represent and warrant to LFCM Holdings that it is duly organized, validly existing, has the necessary corporate or limited liability company power and authority to consummate the subject transactions; (C) LFCM Holdings shall agree to indemnify Lazard Group, its affiliates, representatives and successors for any Liabilities to the extent resulting from a breach of LFCM Holdings’ representations, warranties or covenants set forth in such agreement (including for any liability or obligation of LAI Europe or any of its Subsidiaries that is not primarily related to the European Merchant Banking Business); and (D) Lazard Group shall agree to indemnify LFCM Holdings, its affiliates, representatives and successors for any Liabilities to the extent resulting from a breach of Lazard Group’s representations, warranties or covenants set forth in such agreement.

(d) At the Europe Closing, and in consideration of the agreement and deliveries set forth in Section 3.4(c), Lazard Group shall deliver to LFCM Holdings, by wire transfer to an account designated by LFCM Holdings, an amount in immediately available funds equal to two million dollars (U.S. $2,000,000).

Section 3.5 Further Assurances. Each party agrees that, if Lazard Group exercises the North American Option or the European Option, each party shall execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement with respect to the North American Option or the European Option, as applicable.

Section 3.6 Costs and Expenses. Each party shall pay its own costs and expenses in connection with the exercise of the North American Option and European Option and the purchase and sale of all of the outstanding limited liability company interests of LAI North America and LAI Europe, respectively, pursuant thereto.

Section 3.7 Covenants Regarding the Merchant Banking Business.

(a) Covenants Relating to the North American Merchant Banking Business. LFCM Holdings hereby agrees that, on the date hereof and until the earlier of (1) the expiration of the North American Option or (2) the North America Closing, except with the prior written consent of Lazard Group, LFCM Holdings shall, and shall cause its Subsidiaries to:

(i) conduct all of the North American Merchant Banking Business of LFCM Holdings and its Subsidiaries, and hold all of the assets, rights, property and interests relating to the North American Merchant Banking Business, in each case solely in and through LAI North America, its wholly owned Subsidiaries, its Controlled Subsidiaries that are general partners, managers or sole voting stockholder of a Fund and the Funds managed by LAI North America or its wholly owned Subsidiaries;

(ii) (A) not conduct any business or activity other than the North American Merchant Banking Business in or through LAI North America or its Subsidiaries and the Funds managed by LAI North America or its Subsidiaries, and (B) cause LAI North America and its Subsidiaries not to assume any liabilities or obligations other than those primarily related to the North American Merchant Banking Business;

(iii) use reasonable efforts to cause the North American Merchant Banking Business of LFCM Holdings and its Subsidiaries to be conducted in the ordinary course in all material respects consistent with past practice;

(iv) (A) except for distributions to the equityholders of any non-wholly owned Subsidiary of LAI North America, not make any distributions or declare, pay or set aside any dividends with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire, directly or indirectly, any equity interests or shares of capital stock of, or other equity or voting interest in, LAI North America or any of its Subsidiaries, except for distributions or dividends from any Subsidiary of LAI North America to LAI North America, or (B) except for issuances of non-voting equity securities to investment professionals and officers of the general partner, manager or sole voting stockholder of a Fund managed by LAI North America or its Subsidiaries in return for capital support contributed or services provided by such investment professionals and officers, not make any other changes in the capital structure of LAI North America or any of its Subsidiaries;

(v) except for issuances of non-voting equity securities to investment professionals and officers of the general partner, manager or sole voting stockholder of a Fund managed by LAI North America or its Subsidiaries in return for capital support contributed or services provided by such investment professionals and officers, not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (A) any equity interests or capital stock of or other equity or voting interest in, LAI North America or any of its Subsidiaries or (B) any Equity Rights in respect of, security convertible into, exchangeable for or evidencing the right to subscribe for or acquire either (1) any equity interests or shares of capital stock of, or other equity or voting interest in, LAI North America or any of its Subsidiaries or (2) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, LAI North America or any of its Subsidiaries;

(vi) not sell, transfer, assign, convey, lease, license, mortgage, pledge or otherwise subject to any Lien any of the material properties or assets, tangible or intangible, relating to the North American Merchant Banking Business or LAI North America or any of its Subsidiaries, except in the ordinary course of business consistent in nature and amount with past practices;

(vii) cause LAI North America and its Subsidiaries not to incur, assume or guarantee (including by way of any agreement to “keep well” or of any similar arrangement) or cancel or waive any claims under any indebtedness or other claims or rights of substantial value or amend or modify the terms relating to any such indebtedness, claims or rights, except in the ordinary course of business consistent in nature with past practices (including, for the avoidance of doubt, ordinary course guarantees of “clawback” obligations to return some or all of any carried interest distributions);

(viii) cause LAI North America and its Subsidiaries not to acquire any business or person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or enter into any contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

(ix) other than any agreement, contract or transaction to invest in any Fund for which LAI North America or its Subsidiaries is the general partner, manager or sole voting stockholder, cause LAI North America and its Subsidiaries not to enter into any agreement, contract or transaction between itself, on the one hand, and any Affiliate of LFCM Holdings and its Subsidiaries (other than LAI North America and its Subsidiaries), on the other hand;

(x) not enter into any agreement for any transaction or series of related transactions, or engage in any transaction or series of related transactions that, upon the consummation of such transaction or series of related transactions would result in any Change of Control of LAI Holdings, LAI North America or any Subsidiary of LAI North America;

(xi) cause LAI Holdings to have a board of directors comprised of five members, at least two of whom shall be designated by Lazard Group (the “Lazard LAI Directors”), which two Lazard LAI Directors shall not be removed without the prior written consent of Lazard Group;

(xii) include a provision in the operating agreement of LAI Holdings that would require approval of both Lazard LAI Directors in order for LFCM Holdings, the board of directors of LAI Holdings or any officer of LAI Holdings to approve of any budget (and any material deviations from such budget) of LAI Holdings or its Subsidiaries or any changes to the capital structure of LAI Holdings or its Subsidiaries;

(xiii) cause LAI Holdings and its Subsidiaries to accept Capital Support from Lazard Group or its Subsidiaries to new Funds (including successor Funds) prior to accepting such Capital Support from any other person, except for such amounts of Capital Support to be contributed by the applicable investment professionals (or associated persons or vehicles of such investment professionals) or officers of the general partner, manager or sole voting stockholder of such Funds;

(xiv) include a provision in the operating agreement of LAI Holdings and its Subsidiaries, as applicable, that would require prior approval of both Lazard LAI Directors to adopt, amend or modify any governance or economic (including allocation of carried interest and management fees) arrangements (including governance and economic arrangements between LFCM Holdings and its Subsidiaries, on the one hand, and Lazard Group and its Subsidiaries, on the other hand) for (1) each Fund existing as of the date hereof managed by LFCM Holdings or any of its Subsidiaries and (2) each Fund formed after the date hereof that is managed by LFCM Holdings or any of its Subsidiaries, subject, in the case of Funds existing as of the date hereof (including Corporate Partners II Limited, a Cayman Islands exempted company, and the new senior housing fund to be formed by an affiliate of Lazard Frères Real Estate Investors), to agreements existing as of the date hereof, including the appointment of investment committees, Bruce

Wasserstein’s veto rights as Head of Lazard and contractual arrangements with Fund managers;

(xv) from the date hereof until the earlier of (A) the five year anniversary of the date hereof, (B) the expiration of the North American Option and (C) the purchase and sale of the North American Merchant Banking Business pursuant to the exercise of the North American Option, support, financially or otherwise, the development of the North American Merchant Banking Business in accordance with current business plans and methods of operations, including contemplated staffing plans, and provide LAI Holdings and its Subsidiaries with adequate financial support toward this end, including adequate funding to pay for any losses of the general partner or manager of such Funds;

(xvi) pay all of the financial obligations of LAI Holdings or any of its Subsidiaries to the extent not paid and perform all of the covenants and obligations of LAI Holdings or any of its Subsidiaries to the extent not performed, including any and all obligations of LAI Holdings and its Subsidiaries to any third party; and

(xvii) provide Lazard Group with the right to receive (a) the aggregate carry for all Funds managed by LAI North America or any of its Subsidiaries less (b) the share of the carry allocated or reserved for allocation to the managers of such Funds, subject in each case to the “clawback” obligations, if any, to return some or all of the carried interest distributions in accordance with the agreements governing such Funds; and

(xviii) not enter into any agreement with any investor or group of investors in any Fund for which LAI North America or its Subsidiaries is the general partner, manager or sole voting stockholder that would require approval or consent of such investor or a group of investors in order for Lazard Group to acquire all of the outstanding limited liability company interests in LAI North America pursuant to the North American Option.

(b) Covenants Relating to the European Merchant Banking Business. LFCM Holdings hereby agrees that, on the date hereof and until the earlier of (1) the expiration of the European Option or (2) the Europe Closing, except with the prior written consent of Lazard Group, LFCM Holdings shall, and shall cause its Subsidiaries to:

(i) except as set forth on Schedule 3.7(b)(i), conduct all of the European Merchant Banking Business of LFCM Holdings and its Subsidiaries, and hold all of the assets, rights, property and interests relating to the European Merchant Banking Business, in each case solely in and through LAI Europe, its wholly owned Subsidiaries, its Controlled Subsidiaries that are general partners, managers or sole voting stockholder of a Fund and the Funds managed by LAI Europe or its wholly owned Subsidiaries;

(ii) (A) not conduct any business or activity other than the European Merchant Banking Business in or through LAI Europe or its Subsidiaries and the Funds managed by LAI Europe or its Subsidiaries, and (B) cause LAI Europe and its Subsidiaries not to assume any liabilities or obligations other than those primarily related to the European Merchant Banking Business;

(iii) use reasonable efforts to cause the European Merchant Banking Business of LFCM Holdings and its Subsidiaries to be conducted in the ordinary course in all material respects consistent with past practice;

(iv) (A) except for distributions to the equityholders of any non-wholly owned Subsidiary of LAI Europe, not make any distributions or declare, pay or set aside any dividends with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire, directly or indirectly, any equity interests or shares of capital stock of, or other equity or voting interest in, LAI Europe or any of its Subsidiaries, except for distributions or dividends from any Subsidiary of LAI Europe to LAI Europe, or (B) except for issuances of non-voting equity securities to investment professionals and officers of the general partner, manager or sole voting stockholder of a Fund managed by LAI Europe or its Subsidiaries in return for capital support contributed or services provided by such investment professionals and officers, not make any other changes in the capital structure of LAI Europe or any of its Subsidiaries;

(v) except for issuances of non-voting equity securities to investment professionals and officers of the general partner, manager or sole voting stockholder of a Fund managed by LAI Europe or its Subsidiaries in return for capital support contributed or services provided by such investment professionals and officers, not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (A) any equity interests or capital stock of or other equity or voting interest in, LAI Europe or any of its Subsidiaries or (B) any Equity Rights in respect of, security convertible into, exchangeable for or evidencing the right to subscribe for or acquire either (1) any equity interests or shares of capital stock of, or other equity or voting interest in, LAI Europe or any of its Subsidiaries or (2) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, LAI Europe or any of its Subsidiaries;

(vi) not sell, transfer, assign, convey, lease, license, mortgage, pledge or otherwise subject to any Lien any of the material properties or assets, tangible or intangible, relating to the European Merchant Banking Business or LAI Europe or any of its Subsidiaries, except in the ordinary course of business consistent in nature and amount with past practices;

(vii) cause LAI Europe and its Subsidiaries not to incur, assume or guarantee (including by way of any agreement to “keep well” or of any similar arrangement) or cancel or waive any claims under any indebtedness or other claims or rights of substantial value or amend or modify the terms relating to any such indebtedness, claims or rights, except in the ordinary course of business consistent in nature with past practices (including, for the avoidance of doubt, ordinary course guarantees of “clawback” obligations to return some or all of any carried interest distributions);

(viii) cause LAI Europe and its Subsidiaries not to acquire any business or person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or enter into any contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

(ix) other than any agreement, contract or transaction to invest in any Fund for which LAI North America or its Subsidiaries is the general partner, manager or sole voting stockholder, cause LAI Europe and its Subsidiaries not to enter into any agreement, contract or transaction between itself, on the one hand, and any Affiliate of LFCM Holdings and its Subsidiaries (other than LAI Europe and its Subsidiaries), on the other hand;

(x) not enter into any agreement for any transaction or series of related transactions, or engage in any transaction or series of related transactions that, upon the consummation of such transaction or series of related transactions would result in any Change of Control of LAI Holdings, LAI Europe or any Subsidiary of LAI Europe;

(xi) cause LAI Holdings to have a board of directors comprised of at five members, at least two of which shall be Lazard LAI Directors, which two Lazard LAI Directors shall not be removed without the prior written consent of Lazard Group;

(xii) include a provision in the operating agreement of LAI Holdings that would require approval of both Lazard LAI Directors in order for LFCM Holdings, the board of directors of LAI Holdings or any officer of LAI Holdings to approve of any budget (and any material deviations from such budget) of LAI Holdings or its Subsidiaries or any changes to the capital structure of LAI Holdings or its Subsidiaries;

(xiii) cause LAI Holdings and its Subsidiaries to accept Capital Support from Lazard Group or its Subsidiaries to new Funds (including successor Funds) prior to accepting such Capital Support from any other person, except for such amounts of Capital Support to be contributed by the applicable investment professionals (or associated persons or vehicles of such investment professionals) or officers of the general partner, manager or sole voting stockholder of such Funds;

(xiv) include a provision in the operating agreement of LAI Holdings and its Subsidiaries, as applicable, that would require prior approval of both Lazard LAI Directors to adopt, amend or modify any governance or economic arrangements (including governance and economic (including allocation of carried interest and management fees) arrangements between LFCM Holdings and its Subsidiaries, on the one hand, and Lazard Group and its Subsidiaries, on the other hand) for (1) each Fund existing as of the date hereof managed by LFCM Holdings or any of its Subsidiaries and (2) each Fund formed after the date hereof that is managed by LFCM Holdings or any of its Subsidiaries, subject, in the case of Funds existing as of the date hereof (including LEPEP), to agreements existing as of the date hereof, including the appointment of investment committees, Bruce Wasserstein’s veto rights as Head of Lazard and contractual arrangements with Fund managers;

(xv) from the date hereof until the earlier of (A) the five year anniversary of the date hereof, (B) the expiration of the European Option and (C) the Europe

Closing, support, financially or otherwise, the development of the European Merchant Banking Business in accordance with current business plans and methods of operations, including contemplated staffing plans, and provide LAI Holdings and its Subsidiaries with adequate financial support toward this end, including adequate funding to pay for any losses of the general partner or manager of such Funds;

(xvi) pay all of the financial obligations of LAI Holdings or any of its Subsidiaries to the extent not paid and perform all of the covenants and obligations of LAI Holdings or any of its Subsidiaries to the extent not performed, including any and all obligations of LAI Holdings and its Subsidiaries to any third party;

(xvii) provide Lazard Group with the right to receive (a) the aggregate carry for all Funds managed by LAI Europe or any of its Subsidiaries less (b) the share of the carry allocated or reserved for allocation to the managers of such Funds, subject in each case to the “clawback” obligations, if any, to return some or all of the carried interest distributions in accordance with the agreements governing such Funds; and

(xviii) not enter into any agreement with any investor or group of investors in any Fund for which LAI Europe or its Subsidiaries is the general partner, manager or sole voting stockholder that would require approval or consent of such investor or a group of investors in order for Lazard Group to acquire all of the outstanding limited liability company interests in LAI Europe pursuant to the European Option.

Section 3.8 Lazard Group Non-Compete.

(a) Subject to Section 3.8(c), Lazard Group agrees that, during the period commencing on the date hereof and until the earlier of (1) the expiration of the North American Option or (2) the North America Closing, Lazard Group shall not, and shall cause its Controlled Affiliates not to, directly or indirectly, conduct, own, manage, have control of, by itself or in combination with other persons (whether as employer, proprietor, owner, shareholder, partner, member, trustee or otherwise), any business that engages in or competes with any North American Competitive Business.

(b) Subject to Section 3.8(c), Lazard Group agrees that, during the period commencing on the date hereof and until the earlier of (1) the expiration of the European Option or (2) the Europe Closing, Lazard Group shall not, and shall cause its Controlled Affiliates not to, directly or indirectly, conduct, own, manage, have Control of, by itself or in combination with other persons (whether as employer, proprietor, owner, shareholder, partner, member, trustee or otherwise), any business that engages in or competes with any European Competitive Business.

(c) Notwithstanding the foregoing, nothing in this Agreement shall:

(i) prohibit Lazard Group or any of its Affiliates from acquiring or holding, as a passive investment, securities of any person listed on a stock exchange or automated quotation system to the extent that such investment does not directly or indirectly confer upon Lazard Group or any of its Affiliates more than 5% of the voting power with respect to, or interests in the profits of, such person;

(ii) prohibit Lazard Group or any of its Affiliates from acquiring or holding securities of any person whose principal business is not the European Competitive Business or the North American Competitive Business;

(iii) limit or otherwise restrict the ability of Lazard Group, any Lazard Group Company or any Controlled Affiliate of Lazard Group to conduct any financial advisory or asset management services (including with respect to the placement of securities by, or advisory of, any merchant banking or private investment funds or management companies but excluding the management, sponsorship or formation of private alternative investment Funds whose primary objective is to make privately negotiated investments in companies, entities, real estate, or loans relating to real estate primarily doing business in North America or Europe), including the activities and services incidental thereto; or

(iv) limit or otherwise restrict the ability of Lazard Group, any Lazard Group Company or any Controlled Affiliate of Lazard Group to invest in or through, or hold investments in or through, any company or to invest, as a passive investment, in or through, or hold investments in or through, any Fund.

(d) Lazard Group acknowledges and agrees that the restrictive covenants and other agreements contained in this Section 3.8 are an essential part of this Agreement, the Separation Agreement and the transactions contemplated thereby, and constitute a material inducement to LFCM Holdings’ entering into and performing their respective obligations under this Agreement and the Separation Agreement. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law. Lazard Group acknowledges, stipulates and agrees that a breach or non-compliance of any of its obligations under this Section 3.8 will result in irreparable harm and continuing damage to the LFCM Companies for which there will be no adequate remedy at law, and therefore agree that the LFCM Companies shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which the LFCM Companies may be entitled, including injunctive relief. In the event of a breach or threatened breach of this Section 3.8, each LFCM Company and its respective successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Section 3.8 without posting a bond or other security.

Section 3.9 Acknowledgement of Existing Obligations.

(a) Lazard Group hereby acknowledges that it will comply with its obligations with respect to the Funds managed by LAI Holdings or its Subsidiaries existing as of the date hereof, which obligations are set forth on Schedule 3.9(a).

(b) Notwithstanding Section 3.8(a), Lazard Group hereby agrees that it will, and will cause its applicable Subsidiaries, to comply with the covenants under the agreements for the Funds managed by LAI Holdings or its Subsidiaries, which covenants and agreements and applicable Subsidiaries are set forth on Schedule 3.9(b) and relate to allocation of certain investment opportunities and restrictions on forming funds with the same investment parameters. To the extent that any covenant set forth on Schedule 3.9(b) would require an employee or managing director of Lazard Group or any of its Subsidiaries to comply with such covenant, and LAI Holdings or its Subsidiaries shall have informed Lazard Group of such covenant, Lazard Group shall use commercially reasonable efforts to cause such employees or managing director to comply with such covenants, including by notifying such employee or managing director of such covenant.

Section 3.10 No Obligation to Provide Capital or Funding. Except as set forth on Schedule 3.10, the Parties agree that, after the Separation, Lazard Group shall have no obligation to provide capital or other funding or services with respect to any Fund managed by LAI Holdings or any of its Subsidiaries that is formed after the date hereof, unless otherwise agreed in writing by Lazard Group after the date hereof.

ARTICLE IV

LFCM NON-COMPETE

Section 4.1 LFCM Non-Compete.

(a) Subject to Section 4.1(b), LFCM Holdings agrees that, during the Non-Compete Term, LFCM Holdings shall not, and shall cause its Controlled Affiliates (other than any Fund or investment or portfolio company of a Fund) not to, directly or indirectly, conduct, own, manage, have control of, by itself or in combination with other persons (whether as employer, proprietor, owner, shareholder, partner, member, trustee or otherwise), any business that engages in or competes with any Lazard Competitive Business.

(b) Notwithstanding the foregoing, nothing in this Agreement shall:

(i) prohibit LFCM Holdings or any of its Affiliates from acquiring or holding, as a passive investment, securities of any person listed on a stock exchange or automated quotation system to the extent that such investment does not directly or indirectly confer upon LFCM Holdings or any of its Affiliates more than 5% of the voting power with respect to, or interests in the profits of, such person; or

(ii) prohibit the formation, sponsorship, investment or management activities of, or investments in, any Fund formed, sponsored or managed by LFCM Holdings or any of its Subsidiaries (or for which LFCM Holdings or any of its Subsidiaries acts in a similar capacity).

(c) LFCM Holdings acknowledges and agrees that the restrictive covenants and other agreements contained in this Section 4.1 are an essential part of this Agreement, the Separation Agreement, the License Agreement and the transactions contemplated thereby, and constitute a material inducement to Lazard Group’s entering into and performing their respective obligations under this Agreement and the Separation Agreement. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law. LFCM Holdings acknowledges, stipulates and agrees that a breach or non-compliance of any of its obligations under this Section 4.1 will result in irreparable harm and continuing damage to the Lazard Group Companies for which there will be no adequate remedy at law, and therefore agree that the Lazard Group Companies shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which the Lazard Group Companies may be entitled, including injunctive relief. In the event of a breach or threatened breach of this Section 4.1, each Lazard Group Company and their respective successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Section 4.1 without posting a bond or other security.

ARTICLE V

GENERAL TERMS AND CONDITIONS

Section 5.1 Complete Agreement. (a) This Agreement and the Exhibits hereto, the Separation Agreement and the Annexes, Exhibits and Schedules thereto shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b) Each Party represents to the other Party hereto as follows:

(i) such Party has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by such Party and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof (assuming the due execution and delivery hereof by the other Party hereto).

Section 5.2 Expenses. Except as expressly set forth in this Agreement, all third party fees, costs and expenses paid or incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses.

Section 5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 5.4 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other Parties):

If to Lazard Group:

Lazard Group LLC

Attention: General Counsel

Fax:

If to LFCM Holdings:

LFCM Holdings LLC

Attention: Chief Executive Officer

Fax:

or at such other address and to the attention of such other person as a Party may designate by written notice to the other Parties.

Section 5.5 Amendment, Modification or Waiver. This Agreement may be amended, modified, waived or supplemented, in whole or in part, only by a written agreement signed by all of the Parties. The waiver by such Parties of any breach of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 5.6 Successors and Assigns; No Third-Party Beneficiaries. (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned or otherwise transferred, in whole or in part, by any Party without the prior written consent of each of the Parties.

(b) This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other persons any rights or remedies hereunder.

Section 5.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.8 Delaware Court. Each of the Parties agrees that all actions or proceedings arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, shall be tried and determined exclusively in the state or federal courts in the State of Delaware, and each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parties hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

Section 5.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 5.11 No Joint Venture. Notwithstanding any provision hereof, this Agreement does not create, and is not intended to create, a joint venture, partnership or agency relationship between the Parties. For all purposes of this Agreement, each Party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other and shall not bind nor attempt to bind the other to any contract. Each Party shall be free to manage and control its business as it sees fit, without the management, control or assistance of the other Party, except as otherwise prescribed herein.

Section 5.12 No Individual Authority. Neither Party shall, without the express, prior written consent of the other Party, take any action for or on behalf of or in the name of the other Party, assume, undertake or enter into any commitment, debt, duty or obligation binding upon any other Party, except for actions expressly provided for in this Agreement.

Section 5.13 Non-Exclusivity. Unless otherwise expressly set forth herein or in any other agreement between the Parties or other members of their respective Groups, the undertaking referenced herein and the relationship between the Parties, and all aspects thereof are and shall be non-exclusive. Provided that such activities do not otherwise constitute a breach of this Agreement or the Separation Agreement, each Party may develop itself, or purchase or otherwise acquire from third parties, any products or services, and each Party may engage in any business, even if such business is competitive with the business of the other Party.

Section 5.14 Force Majeure. Excluding the obligation to make payment when due, in the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the Party invoking this provision, the affected Party’s performance will be excused and the time for performance will be extended for the period of delay or inability to perform due to such occurrence.

Section 5.15 Regulatory Obligations. Nothing in this Agreement shall require either Party or any of its respective Subsidiaries to violate or breach any applicable law, including any regulatory obligations binding on such person.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative.

LAZARD GROUP LLC

By:
Name:
Title:

LFCM HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Business Alliance Agreement]